Exhibit 10.4

      AGREEMENT made this 21st day of October, 1999 by and between The WideCom Group ( "WideCom"), an Ontario corporation with its principal place of business at 72 Devon Road, Unit 18, Brampton, Ontario, Canada; Robb Peck McCooey Clearing Corporation ("Robb"), a New York corporation with its principal place of business at 20 Broad Street, New York, New York and Quantum Resources of New York, Inc. ("Quantum"), a ______ corporation with its principal place of business at 37 Saw Mill River Road, Hawthorne, New York.

                            W I T N E S S E T H:

      WHEREAS, WideCom entered into a certain Financial Consulting Agreement with Robb dated October 16, 1998; and

      WHEREAS, WideCom entered into a certain Financial Consulting Agreement with Quantum dated February 1, 1998; and

      WHEREAS, the parties desire to resolve all of their differences amicably and without resort to litigation;

      NOW, THEREFORE, in consideration of the promises and other good and valuable consideration set forth below, the parties hereto agree as follows:

      1. WideCom will issue a total of 20,000 warrants for the purchase of its common stock to the designees of Robb and Quantum with an exercise price of $1.20 per share. The form of the warrant which WideCom will issue is attached to this Agreement as Exhibit A.

      2. At the closing of this Agreement, WideCom shall deliver to Quantum $6,000.00 in payment of certain expenses incurred by Quantum under the Financial Consulting Agreement between WideCom and Quantum referred to on page 1 of this Agreement.

      3. This Agreement will not become valid and enforceable until such time as it is executed by all the parties stated within the recitals.

      4. WideCom does hereby, for itself, and its directors, officers, successors, present employees, former employees, agents, representatives, successors and assigns, release and discharge Robb and Quantum, their directors, officers, successors, present employees, former employees, agents, representatives, successors and assigns, from any and all claims, demands or causes of action of any kind or nature whatsoever which WideCom may have or could claim to have against Robb or Quantum, arising out of the Financial Consulting Agreements between WideCom, Robb and Quantum referred to on Page 1 of this Agreement, except for any indemnification rights WideCom may have against Robb or Quantum under any existing agreements between it and Robb or Quantum and under the Securities Laws.

      5. Each of Robb and Quantum does hereby, for itself, and its directors, officers, successors, present employees, former employees, agents, representatives, successors and assigns, release and discharge WideCom, its directors, officers, successors, present employees, former employees, agents, representatives, successors and assigns, from any and all claims, demands or causes of action of any kind or nature whatsoever which each of Robb or Quantum may have or could claim to have against WideCom, arising out of the Financial Consulting Agreements between WideCom, Robb and Quantum referred to on Page 1 of this Agreement, except for any indemnification rights Robb or Quantum may have against WideCom under any existing agreements between them and WideCom and under the Securities Laws.

      6. This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements. There are no other agreements, representations, or warranties not set forth herein.
This Agreement may only be modified in writing by all of the parties to this Agreement.

      7. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to each of the parties at the addresses first above written, or any new address designated in like manner by any party hereto.

      8. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

      9. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The undersigned agree that any and all disputes or disagreements relating to this agreement shall be submitted to arbitration before the American Arbitration Association in accordance with the rules and procedures governing such proceedings. The parties further agree to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding, and agree that service of process upon each other mailed by certified mail to each other's address shall be deemed in every respect effective service of process in any such suit, action or proceeding.

      10. The parties hereto represent that in reaching this Agreement they have received legal advice as to their respective rights and further that each is signing this Agreement voluntarily and without coercion and that there are no other promises made by any party to the other except those expressly stated in this Agreement.

      11. This agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      12. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns. This Agreement has been approved by the Board of Directors of all parties.



                                       THE WIDECOM GROUP, INC.


                                       By:_____________________________
                                              An Authorized Officer


                                       ROBB PECK MCCOOEY CLEARING
                                       CORPORATION


                                       By:_____________________________
                                              An Authorized Officer



                                       QUANTUM RESOURCES OF NEW YORK, INC.


                                       By:_____________________________
                                              An Authorized Officer